Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                  59-2663954
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

          2200 OLD GERMANTOWN ROAD
            DELRAY BEACH, FLORIDA                            33445
  (Address of Principal Executive Offices)                 (Zip Code)

                               OFFICE DEPOT, INC.
                         LONG-TERM EQUITY INCENTIVE PLAN
                                       AND
                               OFFICE DEPOT, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

              DAVID C. FANNIN                              (561) 438-4800
      SENIOR VICE PRESIDENT, GENERAL                     (Telephone number,
       COUNSEL & CORPORATE SECRETARY                    including area code,
         2200 OLD GERMANTOWN ROAD                       of agent for service)
          DELRAY BEACH, FLORIDA
  (Name and address of agent for service)


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                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================

                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
         REGISTERED              REGISTERED(1)             SHARE(2)                  PRICE(2)           REGISTRATION FEE
----------------------------- --------------------- ------------------------ ------------------------- --------------------
Common Stock (par value        18,000,000 shares            $6.1875                $111,375,000              $29,403
$.01 per share)(3)
----------------------------- --------------------- ------------------------ ------------------------- --------------------

(1)An   undetermined   number  of  additional   shares  may  be  issued  if  the
   anti-dilution adjustment provisions of the plan become operative.
(2)Estimated  solely for the  purpose of  calculating  the  registration  fee in accordance  with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on June 30, 2000.
(3) Including the related Preferred Share Purchase Rights.



====================================================================================================================


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The purpose of this Registration Statement is to reflect the registration of (i) 16,000,000 additional shares of Common Stock to be issued pursuant to the Office Depot, Inc. Long-Term Equity Incentive Plan and (ii) 2,000,000 additional shares of Common Stock to be issued pursuant to the Office Depot, Inc. Employee Stock Purchase Plan. The Registration Statements on Form S-8 filed by Office Depot, Inc. (the "Company") on February 4, 1998 (Reg. No. 333-45591) and June 7, 1999 (Reg. No. 333-80123) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

                  The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

                  The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1999.

                  The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 25, 2000.

                  The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's Form 8-A Registration Statements for such securities filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.    EXHIBITS

Exhibit
Number            Description of Exhibit
------            ----------------------

  4(a) Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 4.3 to the Registration's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998).

  4(b) By-Laws of the Company, as currently in effect (incorporated herein by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29,
                  1996).

  4(c) Rights Agreement dated as of September 4, 1996 between the Company and Chase Mellon Shareholders Services, L.L.C., as Rights Agent (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on September 6, 1996.

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)            Consent of Deloitte & Touche LLP.

 24 Power of Attorney (included with the signature page to this registration statement).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on the 30th day of June, 2000.

                                             OFFICE DEPOT, INC.


                                             By:  /S/  DAVID I. FUENTE
                                                -----------------------
                                                   David I. Fuente, Chairman and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Office Depot, Inc., hereby severally constitute David I. Fuente and David C. Fannin and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Office Depot, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June, 2000.




          SIGNATURES                                        TITLE


   /S/  DAVID I. FUENTE                   Chairman of the Board and Chief
---------------------------------         Executive Officer (Principal
          David I. Fuente                 Executive Officer)


   /S/  IRWIN HELFORD                     Vice Chairman and Director
---------------------------------
          Irwin Helford



   /S/  M. BRUCE NELSON                   President - Office Depot International
---------------------------------         and Director
          M. Bruce Nelson

                    SIGNATURES                           TITLE




   /S/  BARRY J. GOLDSTEIN                Executive Vice President - Finance,
---------------------------------         Chief Financial Officer and
         Barry J. Goldstein               Treasurer (Principal Financial
                                          Officer)


   /S/  CHARLES E. BROWN                  Senior Vice President - Finance and
---------------------------------         Controller (Principal Accounting
         Charles E. Brown                 Officer)


   /S/  LEE A. AULT, III                  Director
---------------------------------
         Lee A. Ault, III


   /S/  NEIL A. AUSTRIAN                  Director
---------------------------------
         Neil A. Austrian


   /S/  CYNTHIA R. COHEN                  Director
---------------------------------
         Cynthia R. Cohen


   /S/  W. SCOTT HEDRICK                  Director
---------------------------------
         W. Scott Hedrick


   /S/  JAMES L. HESKETT                  Director
---------------------------------
         James L. Heskett


   /S/  MICHAEL J. MYERS                  Director
---------------------------------
         Michael J. Myers


   /S/  FRANK P. SCRUGGS, JR.             Director
---------------------------------
         Frank P. Scruggs, Jr.


   /S/  PETER J. SOLOMON                  Director
---------------------------------
         Peter J. Solomon

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION OF EXHIBIT
------                         ----------------------

  4(a) Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998).

  4(b) By-Laws of the Company, as currently in effect (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996).

4(c) Rights Agreement dated as of September 4, 1996 between the Company and Chase Mellon Shareholders Services, L.L.C., as Rights Agent (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on September 6, 1996.

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)            Consent of Deloitte & Touche LLP.

 24 Power of Attorney (included with the signature page to this registration statement).